August 21, 2013

Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



            RE:	   American Depositary
Shares evidenced by One (1)
American Depositary Receipts
representing forty (40)
Ordinary Shares of
P.T. Telekomunikasi Indonesia TBK
(Form F6 File No. 333177725)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of BNY Mellon, as Depositary
for securities against which American
Depositary Receipts are to be issued,
we attach a copy of the new
prospectus (Prospectus) reflecting the
change in ratio for P.T. Telekomunikasi
Indonesia TBK

As required by Rule 424(e), the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424(b)(3) and to the file number of
the registration statement to which
the Prospectus relates.

Pursuant to Section III B of the
General Instructions to the Form F6
Registration Statement, the
Prospectus consists of the ADR
certificate with revised ratio change
for P.T. Telekomunikasi Indonesia
TBK.

The Prospectus has been revised to
reflect the new ratio, and has been
overstamped with:

Effective September 3, 2013 the
Companys American Depositary Share
(ADS) Ratio Changed from Each
American Depositary Share
Represents Forty (40) Deposited
Shares to Each American Depositary
Share Represents Two Hundred
Deposited Shares (200)


Please contact me with any questions
or comments at 212 8158162
Arlene Villareal
The Bank of New York Mellon  ADR
Division
Encl.
                  CC: Paul Dudek, Esq. (Office of
International Corporate Finance)




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